Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Esquire Financial Holdings, Inc. on Pre-Effective Amendment No. 1 to Form S-1 of our report dated February 24, 2017 on the consolidated financial statements of Esquire Financial Holdings, Inc. and to the reference to us under the heading "Experts" in the prospectus.

/s/ Crowe Horwath LLP

Livingston, New Jersey

June 16, 2017